CORPORATE RESOLUTION OF THE BOARD OF DIRECTORS OF DUTCH GOLD RESOURCES INC.

We, the undersigned, do hereby certify that at a meeting of the Board of Directors of DUTCH GOLD RESOURCES INC., a corporation organized under the laws of the State of Nevada (the "Corporation"), duly held on April 16, 2014 at Atlanta, GA via telephone which said meeting no less than two directors were present and voting throughout, the following resolution, upon motions made, seconded and carried, was duly adopted and is now in full force and effect:

WHEREAS, the Board of Directors of the Corporation deem it in the best interests of the Corporation to take action that would be in the best interests of creditors for the Dutch Mining LLC, a wholly owned subsidiary Limited Liability Company formed in the state of Oregon, to file a voluntary petition under Chapter 7 of the Bankruptcy Code, it is:

NOW, THEREFORE, BE IT:

RESOLVED, that the officers of the Corporation shall take all necessary actions for the wholly owned subsidiary, Dutch Mining, LLC, the Oregon Limited Liability Company file as soon as practicable a bankruptcy in accordance with Chapter 7 of the Bankruptcy Code.

RESOLVED, that any executive officer of the Corporation be, and hereby is, authorized, empowered and directed, from time to time, to take such additional action and to execute, certify and deliver to the transfer agent of the Corporation, as any appropriate or proper to implement the provisions of the foregoing resolutions: The undersigned, do hereby certify that we are members of the Board of Directors of the Corporation; that the attached is a true and correct copy of resolutions duly adopted and ratified at a meeting of the Board of Directors of the Corporation duly convened and held in accordance with its by-laws and the laws of the State of Nevada, as transcribed by us from the minutes; and
that the same have not in any way been modified, repealed or rescinded and are in full force and effect.

IN WITNESS WHEREOF, We have hereunto set our hands as Chief Executive Officer and two members of the Board of Directors of the Corporation this 16th day of April, 2014.

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DANIEL HOLLIS,
Chief Executive Officer/

Member of the Board

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Print Name:
Member of the Board